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                                                          EXHIBIT 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


As independent public accountants, we hereby consent to the incorporation of our report dated April 13, 2001, which includes an explanatory paragraph that describes an accounting change discussed in Note 2 to the consolidated financial statements, included in this Form 8-K into the Company's previously filed Registration Statement File No. 333-50303.



/s/ Arthur Andersen LLP


Philadelphia, Pennsylvania
April 17, 2001